Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of i2 Technologies, Inc. (the “Company”) on Form 10-Q for the quarterly period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sanjiv S. Sidhu, Chairman of the Board, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/    SANJIV S. SIDHU

Sanjiv S. Sidhu

Chairman of the Board, Chief Executive Officer and President

August 11, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by Company and furnished to the Securities and Exchange Commission or its staff upon request.